UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

May 21, 2004

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2500 Wilcrest, 5th Floor, Houston, Texas 77042

 (Address of principal executive offices and zip code)

(713) 780-4754

 (Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Item 5.              Other Events.

On May 23, 2004, the Company issued a press release announcing that the U.S. Food and Drug Administration, or FDA, has approved Isolagen’s request for a Special Protocol Assessment.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.   The reader is advised to read the press release in its entirety.  The letter from the FDA was received on Friday, May 21, 2004.

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date:	May 24, 2004	By:	/s/ Jeffrey W. Tomz
Chief Financial Officer